FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
      STATE OF THE NEVADA

          AUG 18 1999

         No. C15988-97
             ---------
          Dean Heller
DEAN HELLER, SECRETARY OF STATE

                           CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                      EXPRESS INVESTMENTS ASSOCIATES, INC.


         We the undersigned, Devinder Randhawa, President and Secretary, of EXPRESS INVESTMENTS ASSOCIATES, INC., a Nevada corporation do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 25th day of July, 1997, adopted a resolution to amend the original articles as follows:

         Article FOURTH is hereby amended to read as follows:

         "That the total number of common stock authorized that may be issued by the Corporation is ONE HUNDRED MILLION (100,000,000) shares of stock with a par value of $0.0001 per share and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors."

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,000,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thercon.



                                      /s/ Devinder Randhawa
                                      ------------------------------------------
                                      Devinder Randhawa, President and Secretary


SWORN BEFORE ME in the city of
Kelowna  in  the  Province  of
British Columbia on this

9th day of August, 1999.



/s/ ??????????
-------------------------------
A NOTARY PUBLIC IN AND FOR THE
PROVINCE  OF  BRITISH COLUMBIA


     JOSEPH R. GORDON
   Barrister & Solicitor
     Gordon & Company
# 102 - 1460 Pandosy Street
 Kelowna, British Columbia
 Canada             V1Y1P3

                                      COPY

                            ------------------------
                                STATE OF NEVADA
                               Secretary of State


                             I  hereby  certify  that
                             this   is  a  true   and
                             complete   copy  of  the
                             document   as  filed  in
                             this office.


                                   AUG 19 '99


                                 /s/ Dean Heller
                                  DEAN HELLER
                               Secretary of State


                                By /s/ ????????
                                   --------------

                            -------------------------